                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED
                           SHARE REPURCHASE AGREEMENT

     This Amended and Restated Share Repurchase Agreement dated as of July 31, 1997 and amended and restated as of September 19, 1997 (this "Agreement") by and between Snyder Oil Corporation, a Delaware corporation ("SOCO") and Patina Oil & Gas Corporation, a Delaware corporation ("Patina").

     WHEREAS, SOCO owns beneficially and of record 14,000,000 shares (the "Shares") of Common Stock of Patina ("Common Stock"), 2,000,000 of which are designated Series A Common Stock;

     WHEREAS, SOCO and Patina have entered into that certain Registration Rights Agreement dated as of May 2, 1996 (the "Registration Rights Agreement"), pursuant to which SOCO has certain rights to cause Patina, at its expense, to register the sale of Shares by SOCO under the Securities Act of 1933, as amended (the "Securities Act");
WHEREAS, SOCO desires, subject to the terms and conditions set forth in this Agreement, to sell all but 70,000 of the Shares through a combination of:
(i) an underwritten secondary offering of a portion of the Shares by SOCO (the "Offering") and (ii) a repurchase of all but 70,000 of the Shares not sold in the Offering by Patina, which repurchase would be consummated simultaneously with the consummation of the Offering (the "Repurchase");

     WHEREAS, SOCO and Patina acknowledge that certain third parties may have an interest in pursing an acquisition of all or a portion of the capital stock of Patina, and that it would be in the best interests of Patina and its stockholders to permit those third parties ("Prospective Purchasers") to review certain confidential information relating to Patina and its assets, Liabilities and operations, provided that such Prospective Purchasers execute a confidentiality and standstill agreement mutually acceptable to SOCO and Patina; WHEREAS, Patina and certain investors (the "Investors") have entered into a Stock Purchase Agreement dated as of July 31, 1997 (as amended, the "Stock Purchase Agreement") pursuant to which such investors have agreed to acquire shares of 8.5% Convertible Preferred Stock (the "New Preferred Stock"), of Patina on the terms and subject to the conditions set forth herein;

     WHEREAS, SOCO has (i) granted options to the Investors (or, in certain instances, affiliates thereof) to purchase an aggregate of 2,000,000 shares of Common Stock and (ii) agreed to transfer to such optionees an aggregate of 70,000 Shares, in each case pursuant to and subject to the terms and conditions set forth in the Stock Option Agreements with such optionees (as amended, the "Stock Option Agreement");

     NOW THEREFORE, in consideration of the foregoing premises and other good and Valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1    Demand Registration. Pursuant to Section 2(A) of the Registration
Rights Agreement, SOCO hereby requests registration of at least 5,000,000 Shares and not more than 7,500,000 Shares (in each case, before giving effect to any underwriter's overallotment option). Patina acknowledges that such request has been made in accordance with the Registration Rights Agreement and satisfied the requirements set forth in Section 2(A). Notwithstanding any provision in this Agreement to the contrary, SOCO reserves the right, in its absolute and sole discretion, to withdraw the Shares from the Offering at any time prior to the Distribution Date (as defined below) by giving notice to Patina

     2.   Repurchase.

     (a) If the Offering is consummated, Patina hereby agrees to purchase from SOCO, and SOCO agrees to sell to Patina, all the Shares owned by SOCO at the time of the consummation of the Offering (the "Closing") except for (i) those Shares that are sold by SOCO to the underwriters at the Closing and (ii) the 70,000 Shares that SOCO is required to transfer to the Investors pursuant to the Stock Option Agreement (as amended) with such Investors.

     (b) (Section 2(b) has been left blank intentionally)

     (c) Any Shares required to be repurchased by Patina pursuant to this
Section 2 shall be repurchased for a purchase price equal to the public offering price in the Offering less underwriters' discounts and commissions, in each case as shown on the cover page of the final prospectus for the Offering, but without any deduction for expenses (the "Net Offering Price").

     (d) Notwithstanding the foregoing, upon the occurrence of a First Reserve Funding Delay, then Patina shall not be required to purchase a number of Shares equal to the First Reserve Shares until the "Fund VII Amount" (as defined in the Stock Purchase Agreement) is funded by First Reserve Fund VII, Limited Partnership ("First Reserve") and Patina shall pay as additional consideration for the First Reserve Shares interest on the Fund VII Amount based upon the Applicable Rate, with interest accruing from the Closing Date until the receipt by SOCO of the Fund VII Amount.

          (i) The term "Applicable Rate" shall mean an interest rate per annum equal to (A) 1% plus (B) an interest rate per annum shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits with a period equal to one month as shown under the heading "USD", as of 11:00 A.M. (London time) on the day of the Closing; provided that the applicable rate determined pursuant to this definition shall be rounded to the nearest whole multiple of 1/16 of 1% per annum, if such rate is not such a multiple.

          (ii) A "First Reserve Funding Delay" shall occur if First Reserve shall not have delivered funds to Patina at the Closing but instead shall have delivered to Patina an irrevocable, unconditional commitment to fund the Fund VII Amount within ten business days after delivery of the Notice in Issuance with the Stock Purchase Agreement.

          (iii) The term "First Reserve Shares" shall mean the maximum number of whole shares of Common Stock that can be purchased with the First Reserve Amount at a purchase price equal to the Net Offering Price.

          (iv) The term "Notice of Issuance" shall have the meaning set forth in the Stock Purchase Agreement.

     (e) If and to the extent that the underwriters in the Offering do not exercise any overallotment option (the "Overallotment Option") granted to them by SOCO in such a manner that such exercise can be consummated at the Closing, then Patina agrees to repurchase any Shares that remain subject to the Overallotment Option, but Patina shall acquire such Shares subject to such Overallotment Option.

     (f) Patina represents and warrants that it has sufficient surplus under the Delaware General Corporation Law in order to effect the Repurchase and agrees that it will not take any action that would cause it to cease to have sufficient surplus for such purpose.

     3. Conditions to the Obligations of the Parties.

     (a) The obligations of both parties to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of the following conditions:

          (i) The registration statement in connection with the Offering shall have become effective under the Securities Act, and no stop order shall have been issued in connection therewith; and

          (ii) Patina shall have received sufficient funds from the sale by Patina of capital stock and/or borrowings under Patina's existing credit facility to pay the full purchase price under the Repurchase; provided however, that the occurrence of a First Reserve Funding Delay shall be deemed receipt of the Fund VII Amount for purposes of this clause (ii).

     (b) In addition to the conditions set forth in Section 3(a), the obligations of SOCO to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of the following conditions:

          (i) The representations and warranties contained herein shall be made again as of the Closing, and such representations and warranties shall be true and correct in all material respects as of the date hereof and the Closing, and Patina shall have provided SOCO with an officer's certificate to such effect;

          (ii) Patina shall have materially complied with its covenants to be complied with under this Agreement and the Registration Rights Agreement prior to the Closing, and Patina shall have provided SOCO with an officer's certificate to such effect;

          (iii) The Net Offering Price in the Offering shall not be less than $7.0875 per Share;

          (iv) The Offering shall have been consummated with respect to at least 5 million Shares on or prior to the earlier of (A) the termination of the Offering Period (as defined below) and (B) 90 days after July 31, 1997;

          (v) Documents in form reasonably acceptable to SOCO terminating the Business Opportunity Agreement (the "Business Opportunity Agreement") and the Corporate Services Agreement (the "Corporate Services Agreement"), each of which is between SOCO and Patina and each of which is dated as of May 2, 1996, shall have been executed and delivered by Patina, effective as of the Closing; and

          (vi) A Transition Agreement in such form as shall be mutually agreeable to SOCO and Patina in their reasonable judgment shall have been executed by Patina (the "Transition Agreement"), effective as of the Closing.

     (c) In addition to the conditions set forth in Section 3(a), the obligations of Patina to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of the following conditions:

          (I) SOCO shall have complied with its covenants to be complied with under this Agreement and the Registration Rights Agreement prior to the Closing, and SOCO shall have provided Patina with an officer's certificate to such effect;

          (ii) John C. Snyder and William J. Johnson shall have tendered their resignations as directors of Patina, effective as of the Closing;

          (iii) Documents in form reasonable acceptable to Patina terminating the Business Opportunity Agreement and the Corporate Services Agreement shall have been executed and delivered by SOCO, effective as of the Closing; and

          (iv) The Transition Agreement shall have been executed and delivered by SOCO, effective as of the Closing.

     4. Expenses.

     (a)  The following terms shall have the following respective

          (i) "Sale Transaction" shall mean an acquisition (by tender offer exchange offer merger, consolidation, share exchange or otherwise) by a third party of Patina (or its shares or assets) in which such third party acquires, directly or indirectly, at least a majority of the combined voting power of the outstanding capital stock of Patina

          (ii) "Company Sale Transaction" shall mean a Sale Transaction that is
(A) approved by the Independent Committee (as defined in the Confidentiality and Standstill Agreement described below) or (B) in which the holders of a majority of the Common Stock (excluding any shares beneficially owned by SOCO or any subsidiary thereof) sell or otherwise transfer their shares pursuant to such Sale Transaction.

          (iii) "SOCO Sale Transaction" shall mean a Sale Transaction other than a Company Sale Transaction.

          (iv) "Applicable Period" shall mean the period beginning on July 31, 1997 and ending 12 months following any termination of the this Agreement or withdrawal of shares from the Offering (whichever is earlier); provided, however, that with respect to any Sale Transaction involving an acquiror that does not visit Patina's data room after July 1, 1997 and prior to the Distribution Date, the term Applicable Period shall mean the period beginning on the July 31, 1997 and ending six months following any termination of this Agreement or withdrawal of shares from the Offering (whichever is earlier).

     (b) If (i) the Offering is not consummated for any reason and (ii) a SOCO Sale Transaction is consummated prior to the end of the Applicable Period, then SOCO shall pay Patina a non-accountable expense reimbursement of $2 million.

     (c) If (i) the Offering is not consummated for any reason and (ii) a Company Sale Transaction is consummated prior to the end of the Applicable Period, then SOCO shall not be obligated to pay any of Patina's costs or expenses and Patina shall be solely responsible therefor.

     (d) If (i) the Offering is not consummated for any reason and (ii) neither a SOCO Sale Transaction nor a Company Sale Transaction is consummated prior to the end of the Applicable Period, then SOCO shall pay Patina a non-accountable expense reimbursement of $500,000; provided, however, that no such reimbursement shall be required if any of the conditions set forth in Section 3(b)(i) or 3(b)(ii) shall not have been satisfied.

     (e) If the Offering and Repurchase are consummated, then SOCO shall not be obligated to pay any of Patina's costs or expenses and Patina shall be solely responsible therefor.

     (f) Except as otherwise expressly provided in this Agreement or the Registration Rights Agreement, each party shall be responsible for its expenses in connection with the transactions contemplated by this Agreement.

     5. Taking of Necessary Action; Cooperation and Exchange of Information.

     (a) Each of the parties hereto agrees to use all reasonable efforts promptly to take or cause all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement Without limiting the generality of the foregoing, SOCO agrees to vote in favor of any matter submitted to Patina's stockholders by Patina that is required by law or applicable securities exchange regulation to be approved by Patina's stockholders in order to consummate the transactions contemplated by the Stock Purchase Agreement Notwithstanding the foregoing provisions of this paragraph
(a), SOCO's obligations under this paragraph (a) shall be subject to the provisions of the final sentence of Section I hereof and the parties acknowledge that SOCO may continue to pursue the sale of all or part of its Shares to one or more Prospective Purchasers.

     (b) Patina agrees that it will not issue directly or indirectly issue any equity securities of Patina or any subsidiary of Patina or any securities exercisable for or convertible into any such equity securities, or agree to do so, unless the consummation of the issuance thereof is conditioned upon the occurrence of the sale by SOCO of all shares of Common Stock held by SOCO prior to or simultaneously with such issuance. Patina will promptly provide SOCO with true and complete copies of any agreements entered into by Patina in connection with the foregoing, and shall not amend or waive any covenant or condition contained in any such agreement in a manner that is inconsistent with the provisions of this paragraph (b). Notwithstanding the foregoing, Patina may issue equity securities as consideration in acquisition transactions so long as the aggregate fair market value of any equity securities so issued does not exceed $10 million For purposes of this paragraph (b) the fair market value of Common Stock shall be the closing price on the New York Stock Exchange on the trading day immediately preceding the consummation of the applicable acquisition transaction and for any other equity security shall be determined by in good faith by the Board of Directors of Patina.

     (c) Patina and SOCO agree to (and to use all reasonable efforts to cause their respective officers, directors employees, underwriters and advisors to) cooperate with each other in connection with the Offering, the Repurchase and the investigation of Patina by Prospective Purchasers, and to promptly disclose to each other any material developments in connection with such activities. Patina agrees that it will conduct its business in the ordinary course of business, consistent with past practice. Except in the ordinary course of business, neither Patina nor any of its officers, directors, employees, underwriters or advisors will contact any of the Prospective Purchasers without reasonable advance notice to SOCO. Furthermore, Patina agrees that neither it nor any of its officers, directors, employees, underwriters or advisors will enter into any material acquisition transaction or discuss any such transaction with any Prospective Purchaser or any other third party, without reasonable advance notice to SOCO.

     (d) Patina hereby represents and covenants to SOCO that any proxy statement distributed by Patina to its stockholders in connection with the transactions contemplated hereby and any related proxy soliciting material (and any amendments or supplements thereto), on the date filed with the Securities and Exchange Commission on the date mallet to Patina's stockholders, and on the date of any related stockholder meeting, will comply in all material respects with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or covenant is given in this paragraph (d) with respect to information furnished in writing by SOCO for use by Patina in any such proxy statement or proxy soliciting materials.

6. Confidentiality and Standstill Agreement.

     (a) SOCO hereby agrees that prior to any Prospective Purchaser's being given access to any confidential information regarding Patina or its assets, liabilities or operations, such Prospective Purchaser must execute a Confidentiality and Standstill Agreement substantially in the form attached hereto as Appendix I, and Patina agrees that any significant, substantive modifications to the form of any such agreement will be submitted to SOCO for its approval prior to the execution thereof by a Prospective Purchaser. For purposes of this Agreement, a change to the Confidentiality and Standstill Agreement that adversely affects SOCO's rights shall be deemed, without limitation, a "significant, substantive modification"" Furthermore, Patina will not enter into an amendment to any such agreement without the prior consent of SOCO.

     (b) SOCO agrees it w ill not take any action one of the intended consequences of which is to permit any Prospective Purchaser to enjoy a right denied to such Prospective Purchaser in its Confidentiality and Standstill Agreement or avoid an obligation or restriction set forth in such agreement.

     (c) SOCO hereby agrees that for a 30-day period (the "Offering Period") commencing on the date that a preliminary prospectus relating to the Offering is broadly distributed to prospective offerees in the Offering (the "Distribution Date"), SOCO and its affiliates will (i) cease all discussions and contacts with any Prospective Purchasers (regardless of whether previously contacted by SOCO) with respect to the acquisition of securities or assets of Patina, (ii) not take any action with respect to, or in pursuit of, the acquisition of securities or assets of Patina by any third party, and (iii) not resume any such activities prior to the end of the Offering Period. Patina will give SOCO at least seven calendar days' notice of the expected Distribution Date (which will not be prior to the date that is 45 days after July 31, 1997) and in no event shall the restrictions set forth in this paragraph commence until seven days after the most recent such notice to SOCO by Patina

     7. Amendments. This Agreement may be amended or modified upon the written consent thereto of Patina and SOCO.

     8. Termination. This Agreement may be terminated upon by SOCO upon the failure of any condition set forth in Section 3(a) or 3(b) upon five business days notice to Patina This Agreement may be terminated upon by Patina upon the failure of any condition set forth in Section 3(a) or 3(c) upon five business days notice to SOCO.

     9. Assignments. This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto.

     10. Entire Agreement; Governing Law. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and all prior or contemporaneous written or oral agreements are merged herein This Agreement shall be governed by the laws of the State of Delaware.

     11. Notices. Any notice, request, instruction correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice-3 shall be in writing and delivered personally or mailed, postage prepaid, or by telegram or telecopier, as follows:

If to SOCO:

Snyder Oil Corporation
777 Main Street, Suite 2500
Fort Worth, Texas 76012
Phone: (817) 882-5905
Telecopy No.: (817) 882-5982
Attention: General Counsel

With a copy to:

Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin
Houston, Texas 77002
Phone: (713) 758-2346
Telecopy No.: (713) 758-2346
Attention: J. Mark Metts, Esq.

If to Patina:

Patina Oil & Gas Corporation
1625 Broadway
Denver, Colorado 80202
Attention: General Counsel
Phone: (303) 389-3600
Telecopy No.: (303) 595-7407

With copies to:

Thomas J. Edelman
Chairman of Patina Oil & Gas Corporation
667 Madison Avenue, 22nd Floor
New York, New York 10021
Phone: (212) 371-1117
Telecopy No.: (212) 888-6877

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017
Phone: (212) 455-2000
Telecopy No.: (212) 455-2502
Attention: Robert L. Friedman, Esq.

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     12. Counterparts. This Agreement may be executed in multiple counterparts, each of which taken together shall constitute one and the same instrument

     13. References to Other Agreements. To the extent that this Agreement refers to any other agreement, or any provision thereof, such reference shall be deemed to be to such agreement or provision in the form initially executed by the parties thereto (regardless of whether such agreement or provision is amended) unless and to the extent that (a) such amendment toes not adversely affect the non-signing party or (b) the non-signing party consents in writing to such amendment; provided, however, that each party hereby consents to the amendments (and, if applicable, restatements) of the Stock Option Agreement and the Stock Purchase Agreement that were executed as of September 19, 1997 and references in this Agreement to such documents shall be the form of such document as so amended.

IN WITNESS WHEREOF, SOCO and Patina have caused this Agreement to be signed by their respective officers thereunto duly authorized.

                                       SNYDER OIL CORPORATION

                                       By: /s/John C. Snyder
                                       ---------------------
                                       Chairman of the Board

                                       PATINA OIL & GAS CORPORATION
                                       By: /s/Thomas J. Edelman
                                       ------------------------
                                              Chairman of the Board

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                           SHARE REPURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED SHARE REPURCHASE AGREEMENT, dated as of October 15, 1997 (this "Amendment"), is by and among Snyder Oil Corporation, a Delaware corporation ("SOCO"), and Patina Oil & Gas Corporation, a Delaware corporation ("Patina").

     WHEREAS, the parties hereto have entered into that certain Amended and Restated Share Repurchase Agreement, dated as of July 31, 1997 and amended and restated as of September 19, 1997 (as amended hereby, the "Agreement") (capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement);

     WHEREAS, the parties desire to amend the Agreement in order to modify certain provisions relating to Patina's obligation to repurchase Shares subject to the Overallotment Option;

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

     1. Section 1 of the Agreement is hereby amended to replace the phrase "7,500,000 Shares" with the phrase "7,500,000 Shares or such larger number as may be agreed to by SOCO and the underwriters."

     2. Section 2(a) of the Agreement is hereby amended by adding the following proviso at the end thereof:

     ; provided, however, that the First Reserve Shares and the Unpurchased Overallotment Shares (in each case, as defined below) shall be purchased by Patina at the times and for the consideration set forth below.

     3. The introductory paragraph of Section 2(d) of the Agreement is hereby amended to read in its entirety as follows:

          Notwithstanding the foregoing, upon the occurrence of a First Reserve Funding Delay, then Patina shall not be required to purchase a number of Shares equal to the First Reserve Shares until the "Fund VII Amount" (as defined in the Stock Purchase Agreement) is funded by First Reserve Fund VII, Limited Partnership ("First Reserve") and Patina shall pay as additional consideration for the First Reserve Shares interest on the Fund VII Amount based upon the Applicable Rate, with interest accruing on any unpaid portion of the Fund VII Amount from the Closing Date until the receipt by SOCO; provided however, that if the Overallotment Option is terminated or expires prior to the funding of the Fund VII Amount, then the First Reserve Shares that are also Unpurchased Overallotment Shares shall be purchased by Patina on the Overallotment Termination Date, regardless of whether the corresponding portion of the Fund VII Amount shall have been received by Patina from First Reserve.

     4. Section 2(e) of the Agreement is hereby amended to read in its entirety as follows:

          (e) Notwithstanding the foregoing, if upon consummation of the transactions to be completed at the Closing, there are any Unpurchased Overallotment Shares, then Patina will purchase from SOCO on the Overallotment Termination Date any and all Unpurchased Overallotment Shares from SOCO remaining at such time. As consideration for any Unpurchased Overallotment Shares, Patina shall pay an aggregate amount equal to the Adjusted Overallotment Purchase Price. In order to secure Patina's obligations to pay for the Unpurchased Overallotment Shares, Patina will deliver to SOCO at the Closing a standby letter of credit (the "Letter of Credit") from one or more of Patina's lenders under its existing credit facility in an aggregate amount equal to the amount that the Adjusted Overallotment Purchase Price would be if the underwriters elected to let the Overallotment Option expire at the end of its full term without purchasing any Shares thereunder. The Letter of Credit (A) shall be issued in customary form reasonably acceptable to SOCO, (B) shall not expire prior to (i) the fifth business day after the scheduled expiration of the Overallotment Option if, on the Overallotment Termination Date, Patina has not fully discharged all of its obligations set forth in this Section 2(e), or (ii) the Overallotment Termination Date if, on the Overallotment Termination Date, Patina has fully discharged such obligations, (C) shall be payable in the amount of any portion of the Adjusted Overallotment Purchase Price that remains unpaid at the time of the Overallotment Termination Date and (D) shall be payable to SOCO by the issuer(s) thereof subject only to receipt by such issuer(s) of an affidavit (made under penalties of perjury) from an executive officer of SOCO certifying as to the amount of any amounts that remain unpaid by Patina after the Overallotment Termination Date. In addition, if any Shares that were Unpurchased Overallotment Shares on the Closing Date are subsequently purchased by the underwriters pursuant to the Overallotment Option, then, simultaneously with such purchase, Patina shall pay SOCO interest with respect to such Shares, based upon the Applicable Rate, and accruing from the Closing Date until the receipt of the applicable funds from the underwriters by SOCO.

               (i) The term "Overallotment Option" shall mean the overallotment option, if any, granted to the underwriters in the Offering by SOCO.

               (ii) The term "Unpurchased Overallotment Shares" shall mean any Shares subject to the Overallotment Option that are not actually purchased and paid for by the underwriters.

               (iii) The term "Overallotment Termination Date" shall mean the earlier of (A) the date and time that the Overallotment Option is terminated or expires or (B) the date and time that all Shares subject to the Overallotment Option have been actually purchased and paid for by the underwriters.

               (iv) The term "Unadjusted Overallotment Purchase Price" shall mean the product of (A) the Net Offering Price, multiplied by (B) the number of Unpurchased Overallotment Shares.

               (v) The term "Adjusted Overallotment Purchase Price" shall mean the sum of (A) the Unadjusted Overallotment Purchase Price, plus (B) interest (based upon the Applicable Rate) on the Unadjusted Overallotment Purchase Price, with interest accruing from the Closing Date until the receipt by SOCO of all amounts required to be paid pursuant to this Section 2(e).

     5. Section 3(a)(ii) of the Agreement is hereby amended by adding the following provision at the end thereof:

          ; provided further, that the delivery of the Letter of Credit shall be deemed receipt of the Adjusted Overallotment Purchase price for purposes of this clause (ii).

     6. Except as expressly set forth herein, the terms and provisions of the Agreement are hereby ratified and confirmed.

     7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, SOCO and Patina have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first above written.


                              SNYDER OIL CORPORATION


                              By:   /s/ John C. Snyder
                                    ------------------
                                    Name: John C. Snyder
                                    Title: Chairman


                              PATINA OIL & GAS CORPORATION


                              By:   /s/ Thomas J. Edelman
                                    ---------------------
                                    Name: Thomas J. Edelman
                                    Title: Chairman

                         October 21, 1997

Patina Oil & Gas Corporation
1625 Broadway, Suite 2000
Denver, CO 80202

Ladies and Gentlemen:

     Reference is made to that certain Amended and Restated Share Repurchase Agreement dated as of July 31, 1997 and amended and restated as of September 19, 1997 (as amended, the "Agreement") by and between Snyder Oil Corporation ("SOCO") and Patina Oil & Gas Corporation ("Patina"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

     The parties agree as follows, notwithstanding any provision in the Agreement to the contrary. At the Closing, Patina will make to SOCO a non-interest bearing advance in an amount equal to the Unadjusted Overallotment Purchase Price (the "Advance"), which Advance shall be in addition to the payment of the consideration for the Shares required to be purchased by Patina at the Closing. If and to the extent that the underwriters exercise the Overallotment Option, then on the date of any such exercise, SOCO shall pay the amount of net proceeds received by SOCO from the underwriters on such date to Patina in satisfaction of a corresponding amount of the Advance. If on the Overallotment Termination Date there remain any Unpurchased Overallotment Shares, then SOCO shall apply any portion of the Advance not repaid to Patina, to the satisfaction of Patina's remaining obligation to pay the purchase price for such Unpurchased Overallotment Shares. Upon the making of the Advance by Patina in accordance with the provisions hereof, (i) Patina's obligation to deliver the Letter of Credit shall be deemed to have been satisfied and (ii) the Unadjusted Overallotment Purchase Price shall cease to bear interest in accordance with the Agreement.

     This letter may be executed in multiple counterparts, each of which taken together shall constitute one and the same instrument.

                              Very truly yours,

                              SNYDER OIL CORPORATION


                              By:   /s/ Peter E. Lorenzen
                                    ---------------------
                                    Peter E. Lorenzen
                                    Vice President
ACCEPTED AND AGREED
AS OF THE 21ST DAY OF
OCTOBER, 1997

PATINA OIL & GAS CORPORATION


By:  /s/ David J. Kornder
     --------------------
     David J. Kornder
     Chief Financial Officer